PRELIMINARY INFORMATION STATEMENT – SUBJECT TO COMPLETION – DATED MAY 31, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Adagio Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PRELIMINARY INFORMATION STATEMENT – SUBJECT TO COMPLETION – DATED MAY 31, 2022

Adagio Therapeutics, Inc.

1601 Trapelo Road, Suite 178

Waltham, Massachusetts 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On [_____], 2022

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Fellow Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (including any and all adjournments and postponements thereof, the “Annual Meeting”) of ADAGIO THERAPEUTICS, INC., a Delaware corporation (the “Company”). The Annual Meeting will be held on [_______], 2022 at [____] Eastern Time at the offices of WilmerHale, 60 State Street, Boston, Massachusetts.

The record date for the Annual Meeting is [___], 2022 (the “Record Date”). All holders of record of our common stock, par value $0.0001 per share (the “Common Stock”) outstanding as of the Record Date are cordially invited to attend the Annual Meeting. Only stockholders of record as of the close of business on the Record Date may vote at the Annual Meeting. On the Record Date, there were [___] shares of Common Stock outstanding and entitled to vote.

The Annual Meeting will be held to elect three nominees to the Board of Directors, each to hold office until the 2025 Annual Meeting of Stockholders. Stockholders may also consider any other business properly brought before the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the Annual Meeting. Directors are elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Any other matter properly brought before the Annual Meeting, including the Precatory Declassification Proposal (as defined below), would require for passage the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote generally on the subject matter.

We have received notice from Mithril II LP, a Delaware limited partnership (“Mithril”), which beneficially owns approximately 10.2% of Common Stock, expressing the intention of Mithril to nominate three nominees for election to our Board of Directors at the Annual Meeting. Mithril’s nominees are the only nominees that have been submitted for election at the Annual Meeting. The Company will not be submitting any person for election to the Board of Directors at the Annual Meeting. Mithril and other participants in its proxy solicitation (collectively, the “Mithril Group”) have filed a definitive proxy statement with the Securities and Exchange Commission in which they purport to beneficially own approximately 49.3% of the shares of Common Stock outstanding on March 29, 2022. Mithril has also indicated it intends to submit a proposal at the Annual Meeting that the Board of Directors take all steps necessary to eliminate the classification of the Board of Directors in advance of the 2023 annual meeting of stockholders (the “Precatory Declassification Proposal”). The Mithril Group may solicit your proxy to vote your shares of Common Stock in favor of the election of its three nominees to the Board of Directors and of the Precatory Declassification Proposal. Please be advised that we are not responsible for the accuracy of any information provided by or relating to the Mithril Group contained in any proxy solicitation materials filed or disseminated by the Mithril Group or any other statements that the Mithril Group may otherwise make.

The Board of Directors makes no recommendation and take no position with respect to the election of directors. The Board of Directors has also not taken any position on the Precatory Declassification Proposal. Stockholders will not receive a proxy statement or any other proxy solicitation materials from the Company in connection with the Annual Meeting. Since the Company is not delivering a proxy statement to stockholders, it will not be soliciting proxies in connection with the Annual Meeting.

A list of our stockholders of record as of the close of business on the Record Date will be made available to stockholders during the Annual Meeting. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for any purpose germane to the meeting at our corporate headquarters during regular business hours. To access the list of record stockholders beginning [____], 2022 and until the Annual Meeting, stockholders should contact our Corporate Secretary at Adagio Therapeutics, Inc., 1601 Trapelo Road, Suite 178, Waltham, Massachusetts 02451, Attention: Corporate Secretary, 781-819-0080.

The Annual Meeting may be adjourned or postponed due to unanticipated circumstances or reasons outside of the control of the Company. At any adjourned or postponed meeting, action with respect to matters specified in this Notice may be taken without further notice to stockholders, unless required by law or the Company’s Amended and Restated Bylaws.

By Order of the Board of Directors,

Jill Andersen
Chief Legal Officer and Corporate Secretary
Waltham, Massachusetts
[__], 2022

PRELIMINARY INFORMATION STATEMENT – SUBJECT TO COMPLETION – DATED MAY 31, 2022

ADAGIO THERAPEUTICS, INC.

1601 Trapelo Road, Suite 178

Waltham, Massachusetts 02451

INFORMATION STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT [_____], EASTERN TIME, ON [_____], 2022

MEETING AGENDA

Proposal	Page	Voting Standard	Board Recommendation
Election of Directors	6	Plurality of votes of shares present by remote communication or represented by proxy and entitled to vote generally on the election of directors	The Board of Directors takes no position and makes no recommendation

Precatory Declassification Proposal	16	Affirmative vote of the majority of the shares present by remote communication or represented by proxy and entitled to vote generally on the subject matter	The Board of Directors takes no position and makes no recommendation

This information statement and our 2021 annual report to stockholders will be sent or given, on or about [_________], 2022 (the “Release Date”), to all stockholders entitled to vote at the Annual Meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

i

QUESTIONS AND ANSWERS ABOUT THESE MATERIALS AND VOTING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this information statement. You should read this entire information statement carefully.

Will there be a proxy contest at the Annual Meeting?

Adagio Therapeutics, Inc. (the “Company”, “Adagio”, “we” or “us”) has received a notice from Mithril II LP, a Delaware limited partnership (“Mithril”), which beneficially owns approximately 10.2% of our common stock, par value $0.0001 (the “Common Stock”), expressing its intention to nominate three nominees for election as directors at our 2022 Annual Meeting of Stockholders and any adjournments or postponements thereto (the “Annual Meeting”). Mithril’s nominees are the only nominees that have been submitted for election at the Annual Meeting. The Company will not be submitting any person for election to the Board of Directors at the Annual Meeting. Mithril and other participants in its proxy solicitation (collectively, the “Mithril Group”) have filed a definitive proxy statement with the Securities and Exchange Commission in which they purport to beneficially own approximately 49.3% of the shares of Common Stock outstanding on March 29, 2022. Mithril has also indicated it intends to submit a proposal at the Annual Meeting that the Board of Directors take all steps necessary to eliminate the classification of the Board of Directors in advance of the 2023 annual meeting of stockholders (the “Precatory Declassification Proposal”). Two directors of the Company, Ajay Royan and Terrance McGuire, are participants in the Mithril Group’s solicitation and are therefore members of the Mithril Group. Mr. Royan is a founder of Mithril Capital Management LLC (“MCM”), an affiliate of Mithril, and serves as MCM’s managing general partner. Mr. McGuire is a managing member of Polaris Venture Management Co. V, L.L.C. (“PVMC V”). Mr. Royan along with Mr. McGuire and others, including PVMC V, are participants in the Mithril Group’s solicitation in connection with the Annual Meeting. As a result, Messrs. Royan and McGuire may have interests that are inconsistent with or materially adverse to those of the Company.

The Mithril Group may solicit your proxy to vote your shares of Common Stock in favor of the election of its three nominees to the Board of Directors and of the Precatory Declassification Proposal. Please be advised that we are not responsible for the accuracy of any information provided by or relating to the Mithril Group contained in any proxy solicitation materials filed or disseminated by the Mithril Group or any other statements that it may otherwise make.

Stockholders will not receive a proxy statement or any other proxy solicitation materials from the Company in connection with the Annual Meeting. Since the Company is not delivering a proxy statement to stockholders, it will not be soliciting proxies in connection with the Annual Meeting.

What is the recommendation of the Board?

The Board takes no position and makes no recommendation with respect to the election of directors. The Board has also not taken any position on the Precatory Declassification Proposal.

How do I attend the Annual Meeting?

The Annual Meeting will be held in-person at the offices of WilmerHale, 60 State Street, Boston, Massachusetts. You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on [___], 2022 (the “Record Date”). Although the Company will not be performing a solicitation in connection with the Annual Meeting, since the Common Stock may be held of record by a broker, dealer, voting trustee, bank association or other entity that exercises fiduciary powers in nominee name or otherwise, the Company did perform a “broker search,” inquiring about the beneficial ownership of Common Stock held of record. The “broker search” was performed [●] days prior to the Record Date.

To be admitted to the Annual Meeting, you will need to present a valid government-issued photo identification, such as a valid driver’s license or passport. If you are a beneficial stockholder, you should present proof of ownership of our common stock, such as a bank or brokerage statement, as well as valid government-issued photo identification to be admitted to the Annual Meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Will a list of record stockholders as of the Record Date be available?

A list of our stockholders of record as of the close of business on the Record Date will be made available to stockholders during the Annual Meeting. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning [____], 2022 and until the Annual Meeting, stockholders should contact our Corporate Secretary at Adagio Therapeutics, Inc., 1601 Trapelo Road, Suite 178, Waltham, Massachusetts 02451, Attention: Corporate Secretary, 781-819-0080.

Can we ask questions of management and the Board at the Annual Meeting?

Our Annual Meeting will be governed by our Rules of Conduct and Procedures, which will be available at the Annual Meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized. Because time is limited at the Annual Meeting, we may not be able to answer all questions. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at https://investors.adagiotx.com/resources/contact-ir/.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were [__] shares of Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with Adagio’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting upon verification of record share ownership.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, trustee or other similar organization, then you are the beneficial owner of shares held in “street name” and the materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, trustee or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may only vote your shares at the Annual Meeting if you request and obtain a valid legal proxy from your broker, bank, trustee or other agent prior to the Annual Meeting, indicating that you were a beneficial owner of shares as of the Record Date and the number of shares that you beneficially owned at that time.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of three directors (Proposal 1)

•	Precatory Declassification Proposal (Proposal 2)

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.

How do I vote?

You may either vote “For” any of the director nominees to the Board or you may “Withhold” your vote for any director nominee you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting upon verification of record share ownership.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, trustee or other agent, you should have received a notice containing voting instructions from that organization rather than from the Company. To vote at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank, trustee or other agent. Follow the instructions from your broker, bank, trustee or other agent included with these materials, or contact that organization to request a proxy form. However, since you are not the stockholder of record, you may only vote your shares at the Annual Meeting if you request and obtain a valid legal proxy from your broker, bank, trustee or other agent, indicating that you were a beneficial owner of shares as of the Record Date and the number of shares that you beneficially owned at that time.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date.

What is the difference between a stockholder of “record” and a “street name” holder?

If your shares are registered directly in your name, then you are considered the stockholder of record with respect to those shares. The Company sent the information statement materials directly to you.

If your shares are held in a stock brokerage account or by a bank, trustee or other nominee, then the broker, bank, trustee or other nominee is considered to be the stockholder of record with respect to those shares. In that case, you are considered to be the beneficial owner of those shares, your shares are said to be held in “street name,” and the information statement materials will be forwarded to you by that nominee. Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trustee or other nominee how to vote their shares. If you do not provide voting instructions to your broker, then your shares will not be voted at the Annual Meeting on any proposal with respect to which your broker does not have discretionary authority. Neither the election of directors nor the Precatory Declassification Proposal is considered a discretionary matter under the rules of the various regional and national exchanges of which your nominee is a member (the “Broker Rules”), which means that a broker that is subject to the Broker Rules will not have authority to vote shares held in street name without instructions from the beneficial owner. If you own your shares in street name, please instruct your broker, bank, trustee or other nominee how to vote your shares using the voting instruction form provided by your broker, bank, trustee or other nominee so that your vote can be counted. The voting instruction form provided by your broker, bank, trustee or other nominee holding your shares may also include information about how to submit your voting instructions over the Internet or by telephone.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

Under the Broker Rules, brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine”, but not with respect to “non-routine” matters. Neither the election of directors nor the Precatory Declassification Proposal is considered to be a non-discretionary matter, such that if you do not submit any voting instructions to your brokerage firm, your shares will not be counted in determining the outcome of the proposal at the Annual Meeting, nor will your shares be counted for establishing the presence of a quorum.

If you are a beneficial owner of shares held in street name and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, trustee or other agent by the deadline provided in the materials you receive from your broker, bank, trustee or other agent.

Has the Company received notice from one or more stockholders that they intend to nominate director candidates or bring proposals at the Annual Meeting?

Yes. Based on recently available public filings, the Mithril Group has indicated that it beneficially owns an aggregate of 54,061,113 shares of Common Stock (representing approximately 49.3% of outstanding Common Stock). Mithril has delivered notice to the Company of its intention to nominate three candidates for election. The Board takes no position and makes no recommendation with respect to election of directors. Mithril has also indicated it intends to submit the Precatory Declassification Proposal at the Annual Meeting. The Board has also not taken any position on the Precatory Declassification Proposal.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1, votes “For” and “Withhold”; and, with respect to Proposal 2, votes “For,” “Against” and abstentions. Broker non-votes will have no effect on the voting on Proposal 1 but will have the same effect as “Against” votes on Proposal 2. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes.

How many votes are needed to approve each proposal?

For Proposal 1, the election of directors, the three nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. Withhold votes will have no effect on the outcome of Proposal 1.

Mithril has notified us that it intends to nominate three nominees for election as directors and submit the Precatory Declassification Proposal at the Annual Meeting. The Board takes no position and makes no recommendation with respect to election of directors or the Precatory Declassification Proposal.

To be approved, the Precatory Declassification Proposal must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the Record Date, there were [___] shares outstanding and entitled to vote. Thus, the holders of [___] shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, trustee or other nominee) or if you vote at the Annual Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Do I have appraisal or dissenters’ rights?

None of the applicable Delaware law, the Company’s Amended and Restated Certificate of Incorporation or its Amended and Restated Bylaws (the “Bylaws”) provide for the appraisal or other similar rights for dissenting stockholders in connection with the proposal set forth in this information statement. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with such proposal.

What information statement materials are available on the Internet?

This information statement, Form 10-K and annual report to stockholders are available at https://investors.adagiotx.com/.

What does it mean if I receive more than one set of information statement materials?

If you receive more than one set of information statement materials from the Company, your shares may be registered in more than one name or in different accounts.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes. Each class consists of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board currently has nine members. There are three directors in the class whose term of office expires in 2022. The Company will not be submitting any person for election to the Board at the Annual Meeting.

Mithril has notified us that it intends to nominate three nominees for election to our Board at the Annual Meeting. If elected at the Annual Meeting, each of the individuals would serve until the 2025 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

The Board takes no position and makes no recommendation with respect to the election of directors. Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected.

The following is a brief biography of each director whose term will continue after the Annual Meeting. There are no family relationships among any of our directors or executive officers. There are no arrangements or understandings between any of our directors or any other person pursuant to which any person was selected as a director.

THE BOARD TAKES NO POSITION AND MAKES NO RECOMMENDATION WITH RESPECT TO THE ELECTION OF DIRECTORS.

Class II Directors Continuing in Office Until the 2023 Annual Meeting

Howard Mayer, M.D., age 59

Howard Mayer has served as a member of our Board since August 2020. In addition, Dr. Mayer has served on the board of directors of Entasis Therapeutics Holdings Inc., a biotechnology company, since August 2019 and previously served on the board of directors of Genocea Biosciences, Inc., a bioscience company, from March 2017 to August 2020. Dr. Mayer has served as the Executive Vice President, Head of Research and Development for Ipsen Biopharmaceuticals, Inc., or Ipsen, a global biopharmaceutical leader, since December 2019. Prior to joining Ipsen, Dr. Mayer served as the Senior Vice President, Chief Medical Officer and Global Head of Research & Development, Neuroscience Division at Shire Pharmaceuticals, Inc., or Shire, a pharmaceutical company, from April 2018 to November 2019 until it was acquired by Takeda Pharmaceutical Company in 2019. Prior to that position, Dr. Mayer served as a Senior Vice President and Head of Global Research and Development at Shire from August 2017 to January 2018, and as a Senior Vice President and Head of Global Clinical Development at Shire from August 2013 to August 2017. Dr. Mayer received a B.A. from the University of Pennsylvania and an M.D. from Albert Einstein College of Medicine. We believe that Dr. Mayer is qualified to serve as a member of our Board because of his extensive experience in the biopharmaceutical industry and his scientific background.

Terrance McGuire, age 66

Terrance McGuire has served as a member of our Board since October 2020. Mr. McGuire is a founding partner of Polaris Partners, an investment firm, which he co-founded in 1996. Mr. McGuire serves on the board of directors of several private companies and has served on the board of directors of Alector, Inc., a biopharmaceutical company, since 2013, Seer, Inc., a proteomics company, since December 2017 and Cyclerion Therapeutics, Inc., a clinical-stage biopharmaceutical company, since April 2019. In addition, Mr. McGuire previously served on the board of directors of Pulmatrix, Inc., a pharmaceutical company, from 2016 to September 2019, Ironwood Pharmaceuticals, Inc., a pharmaceutical company, from 1998 to April 2019, Arsanis, Inc., a clinical-stage biopharmaceutical company, from 2011 to March 2019, and Acceleron Pharma Inc., a clinical stage biopharmaceutical company, from 2005 to November 2017. Mr. McGuire is the former chairman of the National Venture Capital Association, which represents ninety percent of the venture capitalists in the U.S., former chairman of the board of the Thayer School of Engineering at Dartmouth College, and a member of the board of directors of The Arthur Rock Center for Entrepreneurship at Harvard Business School, The Healthcare Initiative Board at Harvard Business School, and The Scientific Advisory Board at Brigham Research Institute. Mr. McGuire received a B.S. in physics and economics from Hobart College, an M.S. in Engineering from the Thayer School at Dartmouth College and a M.B.A. from Harvard Business School. We believe Mr. McGuire is qualified to serve as a member of our Board because of his extensive experience as a venture capitalist focused on the biotechnology industry, as well as many years of experience as a director of biotechnology companies guiding them in the execution of their corporate strategy and objectives.

Redonda Miller, M.D., M.B.A., age 55

Redonda Miller has served as a member of our Board since November 2021. Dr. Miller has served as the president of The Johns Hopkins Hospital since July 2016 and as an associate professor in the Department of Medicine at The Johns Hopkins University, a research university, since May 2006. Dr. Miller received a M.D. from The Johns Hopkins University School of Medicine, a M.B.A. from The Johns Hopkins University and a B.S. from The Ohio State University. We believe Dr. Miller is qualified to serve as a member of our Board because of her expertise in medicine and health care administration.

Class III Directors Continuing in Office Until the 2024 Annual Meeting

Tomas Heyman, age 66

Tomas Heyman has served as a member of our Board since June 2021. Mr. Heyman currently serves as Interim Chief Executive Officer of Interlaken Therapeutics, Inc., a biotechnology company. Mr. Heyman previously served as the President of Johnson & Johnson’s Corporate Venture Capital Group, the venture capital arm of Johnson & Johnson, a pharmaceutical industry company, from April 2015 to September 2019 and as the Global Head of Business Development for Johnson & Johnson’s Pharmaceutical Group from March 1992 to March 2015. In addition, Mr. Heyman previously served as Chief Executive Officer of Janssen Pharmaceuticals, a pharmaceutical company, from November 2008 to November 2016. Mr. Heyman has served as a director of OptiNose, Inc., a specialty pharmaceutical company, since December 2020 and a director of Akero Therapeutics, Inc., a biotechnology company, since June 2020. Mr. Heyman earned his Master of Laws from Katholieke Universiteit Leuven. We believe Mr. Heyman is qualified to serve as a member of our Board because of his expertise in the biotechnology industry through his career in venture capital.

Anand Shah, M.D., age 42

Anand Shah has served as a member of our Board since June 2021. Dr. Shah has served as Operating Advisor at Clayton Dubilier & Rice, a global private equity manager, since January 2022. Previously, Dr. Shah served as a senior advisor to Morgan Stanley from January 2021 to January 2022. Dr. Shah served as the Deputy Commissioner for Medical and Scientific Affairs at the U.S. Food and Drug Administration from January 2020 to January 2021. He served as Chief Medical Officer of the Center for Medicare and Medicaid Innovation from October 2017 to January 2019 and Senior Medical Advisor from January 2019 to January 2020, both at the Centers for Medicare and Medicaid Services. Dr. Shah has served as an Adjunct Senior Fellow at the Leonard David Institute of Health Economics at the University of Pennsylvania since March 2022 and previously served in the same position from March 2017 to January 2020. Dr. Shah received an M.D. from the University of

Pennsylvania, an M.P.H. in Health Care Management and Policy from the Harvard School of Public Health and a B.S. in Economics from Duke University. We believe Dr. Shah is qualified to serve as a member of our Board because of his expertise in health policy, the biotechnology field and bringing new technologies to market.

Michael Wyzga, age 67

Michael Wyzga has served as a member of our Board since July 2021. Mr. Wyzga has served as the President of MSW Consulting, Inc. since November 2013. Mr. Wyzga has served as a member and chair of the board of directors for GenSight Biologics S.A., a clinical-stage gene therapy company, since July 2015 and for X4 Pharmaceuticals, Inc., a biopharmaceutical company, since July 2018, as a member and deputy chair of the board of Mereo BioPharma Group plc, a clinical-stage biopharmaceutical company, since April 2019, and as a member of the board and chair of the audit committee for LogicBio Therapeutics, Inc., a clinical-stage genetic medicine company, since December 2018. Mr. Wyzga previously served as a director and chair of the audit and finance committee for Exact Sciences Corp., a provider of cancer screening and diagnostic tests, from February 2015 to June 2021 and as a member of the board of directors of OncoMed Pharmaceuticals, Inc., a biotechnology company, from October 2013 to April 2019. Mr. Wyzga received a M.B.A. from Providence College and a B.S. from Suffolk University. We believe Mr. Wyzga is qualified to serve as a member of our Board because of his experience in the biotechnology space and his financial experience.

Except as described in this information statement, to the Company’s knowledge: (i) no person who has been a director or officer of the Company at any time since the beginning of last fiscal year nor any associate of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, other than elections to office; (ii) no director of the Company has informed the Company in writing that he or she intends to oppose any action to be taken by the Company at the Annual Meeting; (iii) there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries; and (iv) none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K occurred during the past ten (10) years with respect to any director or executive officer of the Company.

Board Diversity

The Board Diversity Matrix below provides the diversity statistics for our Board.

Board Diversity Matrix (As of [_________], 2022)

	#
Total Number of Directors	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	—	3
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	3

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD

As required under The Nasdaq Stock Market LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

During 2021, the Board considered the independence of its directors and concluded that Tomas Heyman, Ellen Marram, Howard Mayer, Redonda Miller, Rene Russo, Anand Shah and Michael Wyzga were independent directors in accordance with Rule 5605(a)(2) of the Nasdaq Listing Rules. The Board made these determinations after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.

BOARD LEADERSHIP STRUCTURE

The Board has an independent chair, Dr. Russo, who has authority, among other things, to develop and approve an appropriate Board meeting schedule and meeting agendas in consultation with the Chief Executive Officer, convene, moderate and develop the agendas for meetings of the independent members of the Board, and preside over Board meetings when the Chief Executive Officer is not present or when Board or Chief Executive Officer performance or compensation is discussed. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company and ways to address those risks.

Our Audit Committee has the responsibility to review and discuss with management and our independent registered public accounting firm, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit Committee responsibilities also include oversight of management risks relating to data privacy, technology and information security, including cyber security and back-up of information systems, and the steps the Company has taken to monitor and control such exposures. Our Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The committee also oversees and reviews with management the Company’s major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management. Our Compensation Committee of the Board (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports regarding material enterprise risks, as well as incidental reports as matters may arise.

MEETINGS OF THE BOARD AND ANNUAL MEETING ATTENDANCE

The Board met 14 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

It is the Company’s policy to invite directors to attend the Annual Meeting. As a private company, Adagio did not hold an annual meeting of stockholders in 2021.

INFORMATION REGARDING COMMITTEES OF THE BOARD

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the last fiscal year for each of the Board committees:

Name(1)	Audit		Compensation		Nominating and Corporate Governance
Tomas Heyman	X				X	*
Ellen R. Marram, M.B.A.					X
Howard Mayer, M.D.(2)			X	*
Terrance McGuire(3)
Redonda Miller, M.D., M.B.A.			X
Ajay Royan
René Russo, Pharm.D.(4)	X
Anand Shah, M.D.(5)					X
Michael Wyzga	X	*	X
Total meetings in fiscal year 2021	4		5		1

*	Committee Chairperson
(1)

Marc Elia, a former member of our Board during the last fiscal year, did not serve on any committees and resigned from the Board on April 16, 2021. Philip Chase, a former member of our Board of during the last fiscal year, served on the Compensation Committee. Mr. Chase resigned from the Compensation Committee on May 27, 2021 and from the Board on July 16, 2021.

(2)

Dr. Mayer resigned from the Nominating and Corporate Governance Committee on November 19, 2021 in connection with Ms. Marram’s appointment to the Board and the Nominating and Corporate Governance Committee.

(3)

Mr. McGuire resigned from each of the Audit Committee and the Compensation Committee prior to the public filing with the SEC of the Company’s registration statement on Form S-1 related to our initial public offering.

(4)	Dr. Russo resigned from the Compensation Committee prior to the public filing with the SEC of the Company’s registration statement on Form S-1 related to our initial public offering.
(5)	Dr. Shah resigned from the Compensation Committee on November 19, 2021 in connection with Dr. Miller’s appointment to the Board and the Compensation Committee.

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has previously determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The principal duties and responsibilities of our Audit Committee include, among other things:

•	evaluate the performance and assesses the independence and qualifications of the independent auditors;

•	determine and approve the engagement of the independent auditors;

•	determine whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	review and approve the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitor the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law;

•	confer with management and the independent auditors regarding the effectiveness of internal control over financial reporting;

•

establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•

meet to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and to recommend whether such financial statements should be included in our Annual Report on Form 10-K and Annual Report on 10-Q, as applicable.

The Audit Committee is composed of three directors: Tomas Heyman, René Russo, Pharm.D., and Michael Wyzga. The Audit Committee met four times during the last fiscal year. The Board has adopted a written Audit Committee charter that is available on the Company’s website at https://investors.adagiotx.com/.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

The Board has also determined that Mr. Wyzga qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Wyzga’s level of knowledge and experience based on a number of factors, including his formal education and his experience as a chief executive officer, chief financial officer and member of the audit committee of the boards of directors of other public companies.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Michael Wyzga, Chair

Tomas Heyman

René Russo, Pharm.D.

Compensation Committee

The Compensation Committee is composed of three directors: Howard Mayer, M.D., Redonda Miller, M.D., M.B.A., and Michael Wyzga. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met five times during the last fiscal year. The Board has adopted a written Compensation Committee charter that is available on the Company’s website at https://investors.adagiotx.com/.

The Compensation Committee acts on behalf of the Board to review, adopt (or recommend to the Board for adoption) and oversee the Company’s compensation strategy, policies, plans and programs, including:

•

review and approval (or review and recommendation to the Board for approval) of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and other senior management and evaluation of performance in light of these stated objectives;

•

review and approval (or review and recommendation to the Board for approval) of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s executive officers and other senior management;

•

administration of the Company’s equity compensation plans and any other similar plans and programs that the Compensation Committee may evaluate and approve from time to time, such as pension and profit-sharing plans or deferred compensation plans; and

•	review and recommend to the Board the type and amount of compensation to be paid or awarded to non-employee directors.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the chairperson of the Compensation Committee, in consultation with the Chief Executive Officer and Pearl Meyer, the compensation consultant engaged by the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants

[1]

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and consultants that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the last fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Pearl Meyer as compensation consultants. The Compensation Committee identified Pearl Meyer based on Pearl Meyer’s general reputation in the industry. The Compensation Committee requested that Pearl Meyer:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Pearl Meyer was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Pearl Meyer also conducted individual interviews with members of the Compensation Committee and senior management and other employees identified by the Committee to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Pearl Meyer ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Pearl Meyer and resulting modifications, the Compensation Committee approved the modified recommendations of Pearl Meyer.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In fiscal year 2021, at the recommendation of the Compensation Committee, the Board delegated authority under the Company’s 2021 Equity Incentive Plan to our Chief Executive Officer to grant options to employees who are not executive officers, subject to limitations approved by the Compensation Committee. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits recommended by the Compensation Committee and approved by the Board. In particular, the Chief Executive Officer may not grant options to acquire more than an aggregate of 7,000,000 shares per year, and individually in accordance with minimum and maximum limits for each employee’s classification set forth in the Company’s non-executive employee equity grant guidelines. During fiscal year 2021, the Chief Executive Officer exercised his authority to grant options to purchase an aggregate of 832,200 shares to non-officer employees.

Other than in connection with our initial public offering during the last fiscal year, the Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance guidelines and principles for the Company.

The Nominating and Corporate Governance Committee is composed of three directors: Tomas Heyman, Ellen R. Marram, M.B.A., and Anand Shah, M.D. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met one time during the last fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available on the Company’s website at https://investors.adagiotx.com/.

Consistent with the criteria for director qualifications set by the Board, the Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity and sexual orientation), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of the Company’s business, as well as members who have different skill sets and points of view on substantive matters pertaining to our business. Our nomination process and the Nominating and Corporate Governance Committee’s approach to assessment and evaluation of nominees support our commitment to diversity and inclusion.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, which is conducted annually. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In fiscal year 2021, the Nominating and Corporate Governance Committee paid a fee to Klein Hirsch to assist in the process of identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 1601 Trapelo Road, Suite 178, Waltham, Massachusetts 02451, Attn: Corporate Secretary, at least 90 days, but not less than 120 days, prior to the anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and the name and address of the stockholder on whose behalf the submission is made and the number and class of shares owned beneficially by such stockholder, in addition to the information specified in the Bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Corporate Secretary at the following address: 1601 Trapelo Road, Suite 178, Waltham, Massachusetts 02451. The Corporate Secretary will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate.

HEDGING POLICY

Our Insider Trading Prevention Policy prohibits our directors and employees, including our executive officers, from engaging in any hedging or monetization transactions, such as zero-cost collars and forward sale contracts, or similar transactions designed to decrease the risks associated with holding our equity securities. Likewise, before adopting a trading plan under Rule 10b5-1 of the Exchange Act, our directors and employees, including our executive officers, may not have entered into a transaction or position that has yet to settle with respect to the securities subject to the trading plan and must also agree not to enter into any such transaction while the trading plan is in effect.

PROPOSAL 2

PRECATORY DECLASSIFICATION PROPOSAL

Mithril has indicated it intends to submit the Precatory Declassification Proposal at the Annual Meeting.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to approve, on a non-binding, advisory basis, the Precatory Declassification Proposal. Although the vote on the Precatory Declassification Proposal is advisory and will not be binding on the Company or the Board, the Board will review the results of the voting on the Precatory Declassification Proposal and take them into consideration when making future decisions, if any, with respect to the declassification of the Board.

THE BOARD TAKES NO POSITION AND MAKES NO RECOMMENDATION WITH RESPECT TO THE PRECATORY DECLASSIFICATION PROPOSAL.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS, FEES AND OTHER MATTERS

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP, independent registered public accountants, audited the Company’s financial statements for the fiscal year ended December 31, 2021 and have been selected as the Company’s principal accountant for the current fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire and will also be available to respond to appropriate questions from stockholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2021 and December 31, 2020 by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

Fiscal	Year Ended December 31, 2021	Period From June 3, 2020 (Inception) to December 31, 2020
	(in thousands)
Audit Fees(1)	$2,013,000	$200,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	4,150	—

Total Fees	$2,017,150	$200,000

(1)

Audit fees consist of professional services rendered for the audits and reviews of the consolidated financial statements of Adagio, professional services rendered for issuance of consents, assistance with review of documents filed with the SEC and out-of-pocket expenses incurred.

(2)	All Other Fees consist of an annual license fee for technical accounting research software and the use of accounting disclosure checklists.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The scope, terms and fees of the engagement for the annual audit must be expressly and specifically pre-approved by the Audit Committee. The engagement to perform services other than the annual audit in the defined categories of audit services, audit-related services, tax services and other permitted non-audit services may be pre-approved on an explicit case-by-case basis before the independent auditor is engaged to provide each service or the services may be pre-approved on a blanket basis. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, and the policy delegates to the chairperson of the Audit Committee the authority to pre-approve audit services (other than the annual audit engagement), audit-related services, tax services and other permissible non-audit services up to specified amounts. Any pre-approval decisions made pursuant to delegated authority must be reported to the full Audit Committee at its next scheduled meeting.

EXECUTIVE OFFICERS

Our executive officers, and their respective ages as of April 1, 2022, are as follows:

Name	Age	Position(s)
David Hering, M.B.A.	47	Interim Chief Executive Officer and Chief Operating Officer
Jill Andersen, J.D.	49	Chief Legal Officer and Corporate Secretary
Rebecca Dabora, Ph.D.	62	Chief Technology and Manufacturing Officer
Jane Pritchett Henderson	56	Chief Financial Officer and Chief Business Officer
Elham (Ellie) Hershberger, Pharm.D.	54	Chief Development Officer

David Hering, M.B.A. has served as our Interim Chief Executive Officer since February 2022 and as Chief Operating Officer since June 2021. Prior to joining Adagio, Mr. Hering served as the Head of the mRNA Global Franchise Business of Pfizer, Inc., a pharmaceutical company, from April 2021 to June 2021, the President of North America Vaccines of Pfizer, Inc. from December 2018 to April 2021 and the Vaccines Commercial Officer of Pfizer, Inc. from June 2015 to December 2018. Before joining Pfizer in 2015, Mr. Hering spent seven years at Novartis Vaccines, a pharmaceutical company, where he held the position of Head of the North America Region. Mr. Hering received a M.B.A. from Harvard Business School and a B.S. in Operations Research and Industrial Engineering from Cornell University.

Jill Andersen, J.D. has served as our Chief Legal Officer and Corporate Secretary since November 2021. Prior to joining Adagio, Ms. Andersen served as General Counsel, Corporate Secretary and Chief Compliance Officer of Oyster Point Pharma, Inc., a biopharmaceutical company, from June 2020 to October 2021. Before joining Oyster Point, Ms. Andersen served as Vice President, Legal at Bristol-Myers Squibb Company, a global biopharmaceutical company, from November 2019 to May 2020 and as Vice President and Head of Legal, Inflammation & Immunology Franchise, U.S. Market Access and Contracts, from September 2016 to November 2019. Ms. Andersen also served as Vice President and General Counsel, Legal & Intellectual Property Global Assets at Novartis Services, Inc., a pharmaceutical company, from March 2015 to September 2016. Ms. Andersen received a B.S. in Finance from Boston College and a J.D. from Wake Forest University School of Law.

Rebecca Dabora, Ph.D. has served as our Chief Technology and Manufacturing Officer since July 2020. In addition, Dr. Dabora has served as Principal for RDBio Consulting LLC since July 2005. Prior to joining Adagio, Dr. Dabora served as Interim Chief Technology Officer of SwanBio Therapeutics, Inc., a gene therapy company, from July 2019 to July 2020 and Chief Technology Officer of Aspyrian Therapeutics, Inc., a biotechnology company, from March 2016 to March 2017. Dr. Dabora received a B.A. in Biochemistry from Bowdoin College and a Ph.D. in Applied Biological Sciences and Biochemical Engineering from the Massachusetts Institute of Technology.

Jane Pritchett Henderson has served as our Chief Financial Officer since December 2020 and as our Chief Business Officer since March 2022. In addition, Ms. Henderson has served as a director and chair of the audit committee of each of Akero Therapeutics, Inc., a biotechnology company, since April 2019, IVERIC bio, Inc., a biopharmaceutical company, since January 2018, and Ventus Therapeutics U.S., Inc., a privately held biotechnology company, since November 2021. She previously served as a director and chair of the audit committee of Sesen Bio, Inc., a biotechnology company and formerly known as Eleven Biotherapeutics, Inc., from October 2013 to November 2021. Prior to joining Adagio, Ms. Henderson served as Chief Financial Officer of Turnstone Biologics, a privately-held biotechnology company, from June 2018 to December 2020, Chief Financial Officer and Senior Vice President, Corporate Development of Voyager Therapeutics, Inc., a clinical-stage gene therapy company, from January 2017 to June 2018 and Senior Vice President and Chief Financial & Business Officer of Kolltan Pharmaceuticals, Inc, a privately held biotechnology company, from February 2013 to November 2016. Ms. Henderson received a B.S. in Psychology from Duke University.

Elham (Ellie) Hershberger, Pharm.D. has served as our Chief Development Officer since June 2020. Prior to joining Adagio, Dr. Hershberger served as President of EMH Consulting Group, Inc. from July 2017 to October 2020 and as Head of Clinical Development of Visterra, Inc, a biopharmaceutical company, from January 2016 to July 2017. Dr. Hershberger received a B.S. in Chemistry from University of Minnesota and a Pharm.D. from Ferris State University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Common Stock as of March 29, 2022 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Applicable percentages are based on 109,675,173 shares outstanding on March 29, 2022, adjusted as required by rules promulgated by the SEC.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of March 29, 2022. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Common Stock subject to stock options currently exercisable or exercisable within 60 days of March 29, 2022 are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Unless noted otherwise, the address of all listed directors and executive officers is c/o Adagio Therapeutics, Inc., 1601 Trapelo Road, Suite 178, Waltham, Massachusetts 02451.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
5% or Greater Stockholders
Adimab, LLC (2)(12)	26,687,906	24.3%
Entities affiliated with FMR LLC (3)	15,592,582	14.2
Mithril II LP (4)(12)	11,241,580	10.2
Entities affiliated with Polaris Venture Partners V, L.P. (5)(12)	11,765,280	10.7
Entities affiliated with Alphabet Inc. (6)	5,680,785	5.2
M28 Capital Management LP (7)(12)	6,398,250	5.8
Directors and Named Executive Officers
Tomas Heyman	—	—
Ellen R. Marram, M.B.A.	—	—
Howard Mayer, M.D. (8)	94,127	*
Terrance McGuire (5)(12)	8,531,700	7.8
Redonda Miller, M.D., M.B.A.	—	—
Ajay Royan (4)(12)	11,241,580	10.2
René Russo, Pharm.D.	1,985,295	1.8
Anand Shah, M.D.	—	—
Michael Wyzga	—	—
Tillman U. Gerngross, Ph.D. (9)(12)	26,687,906	24.3
David Hering, M.B.A. (10)	29,687	*
Jill Andersen, J.D. (11)	38,637	*
All current executive officers and directors as a group (14 persons)	23,161,722	20.9

*	Less than one percent.
(1)

This table is based upon information supplied by officers, directors and principal stockholders, Schedules 13D and 13G filed with the SEC and the Company’s records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	This information has been obtained from a Schedule 13D filed on March 30, 2022 by Adimab, LLC. The principal business address of Adimab, LLC and Dr. Gerngross is 7 Lucent Drive, Lebanon, NH 03766.
(3)

This information has been obtained from a Schedule 13G/A filed on February 9, 2022 by persons and entities affiliated with FMR LLC. Consists of shares of our common stock beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, including Fidelity Management & Research Company LLC, Fidelity Management Trust Company and Strategic Advisers LLC, and other companies (collectively, the “FMR Reporters”), and does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998). FMR LLC may be deemed to have sole power to vote 6,703,249 shares of our common stock and sole power to dispose or direct the disposition of 15,592,582 shares of our common stock. Abigail P. Johnson may be deemed to have sole power to dispose or direct the disposition of 15,592,582 shares of our common stock. Fidelity Growth Company Fund may be deemed to have sole power to vote 5,904,953 shares of our common stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The principal business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)

This information has been obtained from a Schedule 13D/A filed on March 30, 2022 by entities and persons affiliated with Mithril II LP (“Mithril II”). All shares are held of record by Mithril II. Mithril II UGP LLC (“Mithril II UGP”) is the general partner of Mithril II GP LP (“Mithril II GP”), which is the general partner of Mithril II, and each of Mithril II UGP and Mithril II GP may be deemed to have shared voting, investment and dispositive power with respect to these securities. Ajay Royan, a member of our Board, is the sole managing member of Mithril II UGP. Peter Thiel and Ajay Royan are the members of the investment committee of Mithril II GP. The investment committee makes all investment decisions with respect to shares held by Mithril II and may be deemed to have shared voting, investment and dispositive power with respect to these securities. The principal business address of the entities and persons referenced in this footnote is c/o Mithril Capital Management LLC, 600 Congress Avenue, Suite 3100, Austin, TX 78701.

(5)

This information has been obtained from a Schedule 13D/A filed on March 30, 2022 by entities and persons affiliated with Polaris Venture Partners V, L.P. (“Polaris V”). Consists of (i) 3,120,194 shares of our common stock held of record by Polaris V, (ii) 60,814 shares of our common stock held of record by Polaris Venture Partners Entrepreneurs’ Fund V, L.P. (“Polaris EF V”), (iii) 21,374 shares of our common stock held of record by Polaris Venture Partners Founders’ Fund V, L.P. (“Polaris FF V”), (iv) 31,198 shares of our common stock held of record by Polaris Venture Partners Special Founders’ Fund V, L.P. (“Polaris SFF V”), (v) 3,233,580 shares of our common stock held of record by PVMC V, (vi) 4,800,460 shares of our common stock held of record by Polaris Partners IX, L.P. (“Polaris IX”) and (vii) 497,660 shares of our common stock held of record by Polaris Healthcare Technology Opportunities Fund, L.P. (“Polaris HCT”). PVMC V is the general partner of each of Polaris V, Polaris EF V, Polaris FF V and Polaris SFF V and may

be deemed to have shared voting, investment and dispositive power with respect to the securities held by Polaris V, Polaris EF V, Polaris FF V and Polaris SFF V. Terrance McGuire, a member of our Board, and Jonathan Flint are the managing members of PVMC V and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Polaris V, Polaris EF V, Polaris FF V and Polaris SFF V. Polaris Partners GP IX, L.L.C. (“PPGP IX”) is the general partner of Polaris IX and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Polaris IX. Terrance McGuire, an interest holder in Polaris HCT and PPGP IX and a member of our Board, David Barrett, Brian Chee, Amir Nashat and Amy Schulman are the managing members of PPGP IX and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Polaris IX. Polaris Healthcare Technology Opportunities Fund GP, L.L.C. (“PHCT GP”) is the general partner of Polaris HCT and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Polaris HCT. Terrance McGuire, an interest holder in PHCT GP and a member of our Board, David Barrett, Brian Chee, Amir Nashat and Amy Schulman are the managing members of PHCT GP and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Polaris HCT. The principal business address of each of the persons and entities referenced in this footnote is One Marina Park Drive, 10th Floor Boston, MA 02210.
(6)

This information has been obtained from a Schedule 13G filed on February 14, 2022 by entities affiliated with Alphabet Inc. Consists of (i) 5,200,545 shares of our common stock held directly by GV 2019, L.P. and (ii) 480,240 shares of our common stock held directly by GV 2021, L.P. Each of GV 2019 GP, L.P. (the general partner of GV 2019, L.P.), GV 2019 GP, L.L.C. (the general partner of GV 2019 GP, L.P.), Alphabet Holdings LLC (the sole member of GV 2019 GP, L.L.C.), XXVI Holdings Inc. (the sole member of Alphabet Holdings LLC), and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.) may be deemed to have sole power to vote or sole power to dispose of the securities owned directly by GV 2019, L.P. Each of GV 2021 GP, L.P. (the general partner of GV 2021, L.P.), GV 2021 GP, L.L.C. (the general partner of GV 2021 GP, L.P.), Alphabet Holdings LLC (the sole member of GV 2021 GP, L.L.C.), XXVI Holdings Inc. (the sole member of Alphabet Holdings LLC), and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.) may be deemed to have sole power to vote or sole power to dispose of the securities owned directly by GV 2021, L.P. The principal business address of each of the entities referenced in this footnote is 1600 Amphitheatre Parkway, Mountain View, CA 94043.

(7)

This information has been obtained from a Schedule 13D filed on April 1, 2022 by M28 Capital Management LP (“M28 Capital”). Consists of 6,398,250 shares of our common stock held by certain funds and accounts to which M28 Capital acts an investment manager (the “M28 Funds and Accounts”). M28 Capital, as the investment manager to the M28 Funds and Accounts, may be deemed to beneficially own these securities and to have shared power to vote and shared power to dispose of the securities held by the M28 Funds and Accounts. Marc Elia is the Chief Investment Officer of M28 Capital and Managing Member of M28 Capital Management GP LLC, the general partner of M28 Capital, and exercises investment discretion with respect to these securities. The principal business address of M28 Capital and Marc Elia is 700 Canal Street, 2nd Floor, Stamford, CT 06902.

(8)	Consists of 94,127 shares of our common stock issuable upon the exercise of options within 60 days of March 29, 2022.
(9)

Consists of 26,687,906 shares of our common stock held by Adimab, LLC. Tillman U. Gerngross, Ph.D. was our Chief Executive Officer and member of our Board of Directors until his resignation on February 23, 2022. Dr. Gerngross served as a co-founder, Chief Executive Officer and a member of the board of directors of Adimab, LLC and may be deemed to have shared voting and investment power with respect to the shares held by Adimab, LLC. The principal business address of Adimab, LLC and Dr. Gerngross is 7 Lucent Drive, Lebanon, NH 03766.

(10)	Consists of 29,687 shares of our common stock issuable upon the exercise of options within 60 days of March 29, 2022.
(11)

Consists of (i) 2,200 shares of our common stock held directly by Ms. Andersen, (ii) 500 shares of our common stock held by Ms. Andersen’s spouse and (iii) 35,937 shares of our common stock issuable upon the exercise of options within 60 days of March 29, 2022.

(12)

On March 28, 2022, Polaris V, Polaris EF V, Polaris FF V, Polaris SFF V, Polaris IX and Polaris HCT (collectively, “Polaris”) and (i) Mithril, (ii) M28 Capital Management LP, (iii) Adimab, LLC and (iv) Population Health Equity Partners III, L.P., Population Health Equity Partners VII, L.P. and Clive Meanwell (“Population Health”), orally agreed to coordinate and cooperate in certain of their activities with regard to the Company, which agreement was subsequently memorialized, also on March 28, 2022, in an email circulated among representatives of such persons. That agreement provides that each such person will vote its shares of our common stock in favor of the election of the Mithril nominees at the Annual Meeting. By virtue of such agreement, Polaris V, Polaris EF V, Polaris FF V, Polaris SFF V, PVMC V, Polaris IX, Polaris HCT, PHCT GP, Terrance McGuire, and Jonathan Flint (the “Reporting Persons”) may be deemed to be part of a “group” (within the meaning of Section 13(d)(3) of the Securities Act of 1933, as amended) comprised of the Reporting Persons and such other persons.

EXECUTIVE COMPENSATION

Our named executive officers for the fiscal year ended December 31, 2021 were:

•	Tillman U. Gerngross, Ph.D., our former Chief Executive Officer;

•	David Hering, M.B.A., our Interim Chief Executive Officer and Chief Operating Officer; and

•	Jill Andersen, J.D., our Chief Legal Officer and Corporate Secretary.

As an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”), we are permitted to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. Accordingly, we have not included in this section a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the “Summary Compensation Table” and the “Outstanding Equity Awards at Fiscal Year-End” table below. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as ”say-on-pay” and ”say-on-frequency” votes.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation awarded or paid to, or earned by, our named executive officers with respect to the years ended December 31, 2021 and December 31, 2020.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Tillman U. Gerngross, Ph.D.(4)	2021	221,058	30,315,451	106,647	7,718	30,650,874
Former Chief Executive Officer	2020	—	5,956	—	—	5,956
David Hering, M.B.A.	2021	206,577	10,591,881	92,267	7,421	10,898,146
Interim Chief Executive Officer and Chief Operating Officer(5)	2020	—	—	—	—	—
Jill Andersen, J.D. (5)	2021	66,667	10,142,801	177,600	2,513	10,389,581
Chief Legal Officer and Corporate Secretary	2020	—	—	—	—	—

(1)

This column reflects the aggregate grant date fair value of option awards granted during the year measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718, the basis for computing stock-based compensation in our financial statements. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. The assumptions we used in valuing options are described in note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)	See “—Narrative to Summary Compensation Table—Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(3)	Represents employer contributions to 401(k) plan accounts and life insurance premiums and employee cell phone allowances.
(4)

Dr. Gerngross’s annual salary was effective as of the closing of our initial public offering on August 10, 2021. Dr. Gerngross was also a member of our Board prior to his resignation as Chief Executive Officer on February 23, 2022, but did not receive any additional compensation in his capacity as a director.

(5)	Mr. Hering has served as our Chief Operating Officer since June 2021 and was appointed as our Interim Chief Executive Officer in February 2022; Ms. Andersen has served as our Chief Legal Officer and

Corporate Secretary since November 2021; therefore, certain amounts for Mr. Hering and Ms. Andersen, such as salary, reflect a partial year of service in 2021.

NARRATIVE TO SUMMARY COMPENSATION TABLE

The Compensation Committee of our Board has historically determined our executives’ compensation, including the compensation of our named executive officers. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. The Compensation Committee also reviews and discusses the recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant. Based on those discussions and its discretion, the Compensation Committee then approves, or recommends to the Board for approval, the compensation of each executive officer without members of management present.

Annual Base Salary

The annual base salaries of our named executive officers are determined, approved and reviewed by our Compensation Committee. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels necessary to attract and retain individuals with superior talent.

The following table sets forth the annual base salaries for Dr. Gerngross and Mr. Hering for 2021, effective as of the closing of our initial public offering on August 10, 2021, and for Ms. Andersen for 2021, effective as of the commencement of her employment with the Company in November 2021, as determined by the Compensation Committee:

Name	2021 Base Salary($)
Tillman U. Gerngross	$550,000
David Hering, M.B.A.	$410,000
Jill Andersen, J.D.	$400,000

In January 2022, the Compensation Committee recommended to the Board the following annual base salaries for each of our named executive officers for 2022, which the Board approved in February 2022:

Name	2022 Base Salary($)
Tillman U. Gerngross	$619,000
David Hering, M.B.A. (1)	$459,000
Jill Andersen, J.D.	$428,000

(1)

In March 2022, the Board approved an increase in Mr. Hering’s base salary for 2022 to $510,000, with retroactive effectiveness to February 23, 2022, and further approved the payment of a monthly stipend of $7,500 in addition to Mr. Hering’s base salary, in connection with his appointment as Interim Chief Executive Officer.

Non-Equity Incentive Plan Compensation

The Compensation Committee develops a performance-based bonus program annually. For 2021, the Compensation Committee determined that each named executive officer’s performance bonus should be based principally on contribution towards the achievement of corporate goals. Under the 2021 annual performance bonus program, each named executive officer was eligible to be considered for an annual performance bonus based on the percentage attainment, as determined by the Compensation Committee, of the 2021 corporate goals that were previously approved by the Board. The Compensation Committee retained the discretion to make adjustments to the calculated bonus amount based on unexpected or unplanned events, the overall financial condition of the Company, extraordinary performance or underperformance or other factors deemed appropriate by the Compensation Committee. Each named executive officer has a target bonus opportunity calculated as a percentage of his or her annual base salary and may earn more or less than the annual target amount based on the Company’s achievement of the performance goals and the adjustments described above. For 2021, Dr. Gerngross’s target bonus percentage was 50% and each of Mr. Hering and Ms. Andersen’s target bonus percentage was 40%. In February 2022, the Compensation Committee determined that the percentage attainment of the target bonus for 2021 was 111% for each named executive officer and approved individual performance achievement payouts for each named executive officer in the amounts reflected in the column of the Summary Compensation Table above entitled ”Non-Equity Incentive Plan Compensation.”

Equity-Based Awards

Our equity-based incentive awards granted to our named executive officers are designed to align the interests of our named executive officers with those of our stockholders. Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment and thereafter on an annual basis. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals, to reward executives for exceptional performance or compensate executives for additional job responsibilities.

Prior to our initial public offering, we granted all equity awards pursuant to our 2020 Equity Incentive Plan. Since the closing of our initial public offering, we grant all equity awards pursuant to our 2021 Equity Incentive Plan.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2021

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2021.

			Option Awards (1)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)(3)	Option Expiration Date
Tillman U. Gerngross	5/7/2021	5/7/2021	—	3,419,345	10.14	2/23/2022	(4)
	7/4/2021	7/4/2021	—	962,825	12.81	2/23/2022	(4)
David Hering, M.B.A.	6/30/2021	6/30/2021	—	1,282,310	12.81	6/29/2031
Jill Andersen, J.D.	11/1/2021	11/1/2021	—	514,863	30.65	10/31/2031

(1)	All of the awards listed in this table were granted under our 2020 Equity Incentive Plan, except for the November 2021 award to Ms. Andersen, which was granted under our 2021 Equity Incentive Plan.
(2)

One fourth (1/4) of the shares subject to this award vest on the one-year anniversary of the date of grant, with the remainder vesting in equal monthly installments over 36 months from the date of grant subject to the named executive officer’s continued service.

(3)

All of the option awards listed in the table were granted with a per share exercise price equal to or above the estimated fair value of our common stock on the date of grant, as determined in good faith by our Board, except for the November 2021 award to Ms. Andersen, for which the per share exercise price was equal to the closing price for our common stock on the date of grant.

(4)	This option award expired upon Dr. Gerngross’s resignation as Chief Executive Officer on February 23, 2022.

Retirement Benefits and Other Compensation

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension, retirement or deferred compensation plan sponsored by us during 2021 other than our 401(k) plan described below. During 2021, our named executive officers were eligible to participate in our employee benefit plans, including health insurance and group life insurance benefits, on the same basis as our other employees. We maintain a safe harbor 401(k) plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits of the Code, which are updated annually. The 401(k) plan also provides that we will make non-elective contributions to each participant’s account totaling to 3% of the participant’s eligible compensation. We generally do not provide other perquisites or personal benefits except in limited circumstances, and we did not provide any such perquisites or personal benefits to our named executive officers in 2021.

Employment Agreements with our Named Executive Officers

We entered into an employment agreement with Dr. Gerngross and an amended and restated employment agreement with Mr. Hering in connection with the closing of our initial public offering, and an employment agreement with Ms. Andersen in connection with her commencement of employment with us, that each include an initial annual base salary and annual target bonus. The annual bonus is determined by the Compensation Committee based on the achievement of performance goals and objectives for the calendar year. Each employment agreement provides for standard benefits, such as paid time off, reimbursement of business expenses, and participation in our employee benefit plans and programs. Each employment agreement states that any time-based equity issued on or after the closing of our initial public offering would not accelerate in full upon a change in control if such equity was assumed, continued or substituted by the successor entity. Substantive differences are limited to (i) the definition of Good Reason, which, for Mr. Hering and Ms. Andersen, is further triggered by a material reduction in the authority, duties or responsibilities of the CEO to whom the executives report and (ii) the promise of a grant of an initial option award, subject to the approval of the Board, in the case of Ms. Andersen. Severance terms are detailed further below under “Potential Payments Upon Termination or Change in Control.” Each of our named executive officers’ compensation has been subsequently increased from time to time to the amounts described above. We do not maintain any other offer letters or employment agreements with our named executive officers.

Potential Payments Upon Termination or Change in Control

Dr. Gerngross was, and Mr. Hering and Ms. Andersen are, entitled to certain severance and change in control benefits pursuant to the employment agreements described above.

In the event that the executives’ employment ends upon death or a disability, they are entitled to accrued obligations and payment of their target bonus so long as their employment terminates after the completion of the calendar year but prior to the date of payment of the bonus, or the Earned Bonus.

In the event that employment terminates, other than during the period commencing three months prior to or ending 12 months following a “change in control,” or the Change in Control Period, by us without “cause” or by the executive for “good reason” (as defined in our equity plan and the respective employment agreement), and subject to the delivery to us of a separation agreement that includes a general release of claims, Mr. Hering and Ms. Andersen will each receive cash severance equal to 9 months of their base salary, as well as the Earned Bonus, if applicable, and 9 months continuation of benefits, and will be entitled to delayed forfeiture of unvested time-based equity awards until 90 days after the date of termination. In exchange for the same terms, as of December 31, 2021, prior to Dr. Gerngross’s resignation, Dr. Gerngross was entitled to receive cash severance equal to 12 months of his base salary, the Earned Bonus, if applicable, and 12 months continuation of benefits, and would be entitled to delayed forfeiture of unvested time-based equity awards until 90 days after the date of termination.

In the event that the executives’ employment is terminated by us without cause or by the executive for good reason, in either case, during the Change in Control Period, and subject to their delivery to us of a separation agreement that includes a general release of claims, Mr. Hering and Ms. Andersen will each receive cash severance equal to 12 months of their base salary, their respective target bonus for the year of termination, as well as the Earned Bonus, if applicable, and 12 months continuation of benefits, and will be entitled to immediate acceleration and full vesting of any time-based equity awards, exercisable or nonforfeitable as if employment continued until the later of the date of termination or the effective date of the separation agreement. In exchange for the same terms, as of December 31, 2021, prior to Dr. Gerngross’s resignation, Dr. Gerngross was entitled to receive cash severance equal to 18 months of his base salary, the target bonus for the year of termination with a 1.5 multiplier, the Earned Bonus, if applicable, and 18 months continuation of benefits and would be entitled to immediate acceleration and full vesting of any time-based equity awards, exercisable or nonforfeitable as if employment continued until the later of the date of termination or the effective date of the separation agreement.

The election of a majority or more of the individuals nominated by Mithril would not constitute a change in control within the meaning of such term as it is used in the employee agreements described above or a reorganization event within the meaning of such term as it is used in our 2020 Equity Incentive Plan or our 2021 Equity Incentive Plan.

DIRECTOR COMPENSATION

The following table shows, for the fiscal year ended December 31, 2021, certain information with respect to the compensation of our non-employee directors:

Name(1)	Fees Earned or Paid in Cash ($)	All Other Compensation ($)		Option Awards ($)(2)(3)	Total ($)
Philip Chase(4)	—	—		—	—
Marc Elia(5)	—	—		—	—
Tomas Heyman	26,792	—		1,035,639	1,062,431
Ellen R. Marram, M.B.A.	4,615	—		795,084	799,699
Howard Mayer, M.D.	42,621	—		1,012,658	1,055,279
Terrance McGuire	16,044	—		382,269	398,313
Redonda Miller, M.D., M.B.A.	4,615	—		795,084	799,699
Ajay Royan	16,044	—		382,269	398,313
René Russo, Pharm.D.	31,085	89,270	(6)	382,269	502,624
Anand Shah, M.D.	24,184	—		1,035,639	1,059,823
Michael Wyzga	24,066	—		764,538	788,604

(1)	Dr. Gerngross did not earn compensation during 2021 for his service on our Board. Dr. Gerngross’s compensation is reflected in the Summary Compensation Table above.
(2)

The amounts reported do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to our non-employee directors during the fiscal year ended December 31, 2021, as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, originally filed with the SEC on March 31, 2022. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors who have received options will only realize compensation with regard to these options to the extent the trading price of our common stock is greater than the exercise price of such options.

(3)	As of December 31, 2021, the directors held options to purchase the following number of shares of our common stock. None of our non-employee directors held any stock awards as of December 31, 2021.

Name	Options
Tomas Heyman	125,380
Ellen R. Marram, M.B.A.	62,605
Howard Mayer, M.D.	250,743
Terrance McGuire	35,593
Redonda Miller, M.D., M.B.A.	62,605
Ajay Royan	35,593
René Russo, Pharm.D.	35,593
Anand Shah, M.D.	125,380
Michael Wyzga	71,186

(4)	Mr. Chase resigned from our Board on July 16, 2021.
(5)	Mr. Elia resigned from our Board on April 16, 2021.
(6)	Represents cash consulting fees paid during 2021 pursuant to a consulting agreement with Dr. Russo, which was terminated in connection with our initial public offering.

Narrative to Director Compensation Table

Our Board adopted a non-employee director compensation policy that became effective in August 2021 in connection with the closing of our initial public offering. Pursuant to this compensation policy, each of our directors who is not an employee or consultant of our company is eligible to receive compensation for service on our Board and committees of our Board.

Under our compensation policy, each eligible director receives an annual cash retainer in the amount of $40,000 for serving on our Board. In addition, the Chair of our Board receives an annual cash retainer in the amount of $30,000 (in addition to the annual cash retainer given to all eligible directors). The chairperson of the Audit Committee of our Board is entitled to receive an additional annual cash retainer in the amount of $15,000, the chairperson of the Compensation Committee of our Board is entitled to receive an additional annual cash retainer in the amount of $10,000 and the chairperson of the Nominating and Corporate Governance Committee of our Board is entitled to receive an additional annual cash retainer in the amount of $8,000. The other members of the Audit Committee are entitled to receive an additional annual cash retainer in the amount of $7,500, the other members of the Compensation Committee are entitled to receive an additional cash retainer in the amount of $5,000 and the other members of the Nominating and Corporate Governance Committee are entitled to receive an additional annual cash retainer in the amount of $4,000.

In addition, each new eligible director who joins our Board is entitled to receive a non-statutory stock option to purchase shares of our common stock with an aggregate Black-Scholes grant date value of $800,000, up to a maximum of 150,000 shares, with one-third of the shares vesting on the first anniversary of the grant date and 1/36th of the shares vesting in equal monthly installments thereafter, subject to continued service as a director through the vesting dates.

On the date of each annual meeting of our stockholders, each eligible director who continues to serve as a director of our Company following the meeting is entitled to receive a non-statutory stock option to purchase shares of our common stock with an aggregate Black-Scholes grant date fair value of $400,000, up to a maximum of 75,000 shares, with the shares vesting on the earlier of the first anniversary of the date of grant or the next annual meeting of our stockholders, subject to continued service as a director though the applicable vesting dates. If an eligible director joins our Board upon or after the date of the last preceding annual stockholders meeting, such eligible director’s Annual Grant will be pro-rated based on days served since joining our Board.

The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year will not exceed $1,500,000 in total value, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Each option awarded to eligible directors under the non-employee director compensation policy will be subject to accelerated vesting upon a change in control transaction. The exercise price per share of each stock option granted under the non-employee director compensation policy will be equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the eligible director’s continuous service with us (provided that upon a termination of service other than for cause, the post-termination exercise period will be 12 months from the date of termination or death, if earlier).

In October 2020, we adopted an independent director compensation policy pursuant to which our independent directors were entitled to receive an annual cash retainer of $35,000 for serving on our Board, payable in arrears on a quarterly basis. In addition, each independent director who was appointed or elected following the policy’s adoption was entitled to be granted an option to purchase 0.25% of our outstanding shares issuable at the start of the director’s term at an exercise price equal to the fair market value of our common stock on the date of grant, with 25% of the underlying shares vesting on the first anniversary of the grant date and the remainder vesting in 36 equal monthly installments thereafter, subject to the director’s continued service through the applicable vesting date. While Dr. Russo and Dr. Mayer were both independent directors eligible to receive compensation in 2021 under this policy, only Dr. Mayer has received compensation pursuant to this policy because Dr. Russo received compensation pursuant to a consulting agreement described below and received an option award as a co-founder of the Company. This policy was terminated in connection with our initial public offering.

In June 2020, we entered into a consulting agreement with Dr. Russo pursuant to which Dr. Russo was entitled to receive $7,500 per month, with payment for any partial months prorated. In addition, Dr. Russo’s consulting agreement provided that she was eligible for an annual additional consulting fee at the discretion of our Board. Such annual additional consulting fee had a target amount of $40,500, but the actual amount of the annual additional consulting fee was to be determined by our Board in its discretion. This consulting agreement was terminated in connection with our initial public offering.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	18,871,592	(1)	$10.15	18,015,054	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	18,871,592		$10.15	18,015,054

(1)	Consists of shares underlying options granted pursuant to our 2020 Equity Incentive Plan and 2021 Equity Incentive Plan.
(2)

Includes 16,672,281 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan and 1,342,773 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan. The number of shares of our common stock reserved for issuance under our 2021 Equity Incentive Plan automatically increases on the first day of each fiscal year continuing through January 1, 2031, in an amount equal to 5.0% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year or a lesser number of shares determined by our Board. Pursuant to this provision, we added 5,539,145 shares of common stock that are available for issuance under the 2021 Equity Incentive Plan on January 1, 2022, which is not reflected in the table above. The number of shares reserved under the 2021 Employee Stock Purchase Plan automatically increases on the first day of each fiscal year and continuing through January 1, 2031, in an amount equal to the lesser of (i) 1.0% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year and (ii) 2,685,546 shares; provided, however, that before the date of any such increase, our Board may determine that such increase will be less than the amount set forth in clauses (i) and (ii). Prior to December 31, 2021 our Board determined that no increase was necessary to the shares of common stock available for issuance under the 2021 Employee Stock Purchase Plan on January 1, 2022.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions, which policy became effective in connection with our initial public offering in 2021. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Ethics and Conduct our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances, including:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Prior to our initial public offering, we did not have a formal policy regarding approval of transactions with related parties.

CERTAIN RELATED PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2020 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”

Private Placements of Our Securities

Series A Preferred Stock Financing

In July 2020, we entered into a preferred stock purchase agreement with certain investors, including beneficial owners of greater than 5% of our capital stock, members of our Board and affiliates of members of our Board, pursuant to which we issued and sold to such investors an aggregate of 6,237,500 shares of our Series A preferred stock at a purchase price of $8.00 per share for aggregate gross proceeds of $49.9 million.

The table below sets forth the aggregate number of shares of Series A preferred stock issued to our related parties in this financing:

Name	Series A Preferred Stock (#)	Aggregate Purchase Price ($)
Mithril II LP (1)	1,250,000	10,000,000
OrbiMed Private Investments VII, LP	812,500	6,500,000
Entities affiliated with Polaris Partners(2)	1,250,000	10,000,000
Entities affiliated with GV	687,500	5,500,000
Entities affiliated with FMR, LLC	1,000,000	8,000,000

(1)

Ajay Royan, a member of our Board, is the Managing General Partner and Founder of MCM. MCM is a management company that manages Mithril II LP and is appointed by Mithril II GP LP, the general partner of Mithril II LP. Mithril II LP holds more than 5% of our capital stock prior to this offering.

(2)

Terrance McGuire, a member of our Board, is a Founding Partner of Polaris Partners. Entities affiliated with Polaris Partners collectively hold more than 5% of our capital stock prior to this offering.

Also in July 2020, in connection with the transfer of the rights acquired and license received, we issued to Adimab, LLC, or Adimab, 5,000,000 shares of our Series A preferred stock, then having a fair value of $40.0 million. Concurrently, Adimab relinquished to us 21,250,000 shares of our common stock, then having a fair value of $85,000. See “— Agreements with Adimab – Assignment and License Agreement” below.

Each share of Series A preferred stock issued in this offering automatically converted into five shares of our common stock upon the closing of our initial public offering.

Series B Preferred Stock Financing

In October and November 2020, we entered into a preferred stock purchase agreement with certain investors, including beneficial owners of greater than 5% of our capital stock, members of our Board and affiliates of members of our Board, pursuant to which we issued and sold to such investors an aggregate of 1,410,434 shares of our Series B preferred stock at a purchase price of $56.72 per share for aggregate gross proceeds of $80.0 million.

The table below sets forth the aggregate number of shares of Series B preferred stock issued to our related parties in this financing:

Name	Series B Preferred Stock (#)	Aggregate Purchase Price ($)
Adimab, LLC(1)	44,076	2,499,991
Mithril II LP (2)	176,304	9,999,963
OrbiMed Private Investments VII, LP	88,152	4,999,981
Entities affiliated with Polaris Partners(3)	132,228	7,499,972
Entities affiliated with GV	352,609	19,999,982
Entities affiliated with FMR, LLC	352,609	19,999,982

(1)

(a) Tillman U. Gerngross, Ph.D., a former member of our Board and our former Chief Executive Officer, served as an officer and member of the board of directors of Adimab, LLC, (b) Philip Chase, a former member of our Board, served as an officer and member of the board of directors of Adimab, LLC, (c) Laura Walker, Ph.D., our Chief Scientific Officer, was an employee of Adimab, LLC, and (d) Terrance McGuire and Ajay Royan, members of our Board, are members of the board of directors of Adimab, LLC. Adimab, LLC holds more than 5% of our capital stock prior to this offering.

(2)

Ajay Royan, a member of our Board, is the Managing General Partner and Founder of MCM. MCM is a management company that manages Mithril II LP and is appointed by Mithril II GP LP, the general partner of Mithril II LP. Mithril II LP holds more than 5% of our capital stock prior to this offering.

(3)

Terrance McGuire, a member of our Board, is a Founding Partner of Polaris Partners. Entities affiliated with Polaris Partners collectively hold more than 5% of our capital stock prior to this offering.

Each share of Series B preferred stock issued in this offering automatically converted into five shares of our common stock upon the closing of our initial public offering.

Series C Preferred Stock Financing

In April 2021, we entered into a preferred stock purchase agreement with certain investors, including beneficial owners of greater than 5% of our capital stock and affiliates of members of our Board, pursuant to which we issued and sold to such investors an aggregate of 4,296,550 shares of our Series C preferred stock at a purchase price of $78.08578 per share for aggregate gross proceeds of $335.5 million.

The table below sets forth the aggregate number of shares of Series C preferred stock issued to our related parties in this financing:

Name	Series C Preferred Stock (#)	Aggregate Purchase Price ($)
Adimab, LLC (1)	128,064	9,999,977
Mithril II LP (2)	422,612	32,999,988
OrbiMed Private Investments VII, LP	96,048	7,499,983
Entities affiliated with RA Capital Management	960,482	74,999,986
Entities affiliated with Polaris Partners (3)	224,112	17,499,960
Entities affiliated with GV	96,048	7,499,983
Entities affiliated with FMR, LLC	640,321	49,999,965

(1)

(a) Tillman U. Gerngross, Ph.D., a former member of our Board and our former Chief Executive Officer, served as an officer and member of the Board of Adimab, LLC, (b) Philip Chase, a former member of our Board, served as an officer and member of the Board of Adimab, LLC, (c) Laura Walker, Ph.D., our

Chief Scientific Officer, was an employee of Adimab, LLC, and (d) Terrance McGuire and Ajay Royan, members of our Board, are members of the Board of Adimab, LLC. Adimab, LLC holds more than 5% of our capital stock.
(2)

Ajay Royan, a member of our Board, is the Managing General Partner and Founder of MCM. MCM is a management company that manages Mithril II LP and is appointed by Mithril II GP LP, the general partner of Mithril II LP. Mithril II LP holds more than 5% of our capital stock.

(3)	Terrance McGuire, a member of our Board, is a Founding Partner of Polaris Partners. Entities affiliated with Polaris Partners collectively hold more than 5% of our capital stock.

Each share of Series C preferred stock issued in this offering automatically converted into five shares of our common stock upon the closing of our initial public offering.

Agreements with Adimab

Certain of our current and former directors and officers are affiliated with Adimab, LLC, or Adimab. Tillman U. Gerngross, Ph.D., a former member of our Board, our co-founder and former Chief Executive Officer, served as a co-founder and Chief Executive Officer of Adimab. Laura Walker, Ph.D., our co-founder and Chief Scientific Officer, was the Senior Director of Antibody Sciences at Adimab. Terrance McGuire, who is deemed to be a beneficial owner of 7.8% of our capital stock as of the Record Date, and Ajay Royan, who is deemed to be a beneficial owner of 10.2% of our capital stock as of the Record Date, are each a member of our Board and the board of directors of Adimab. Philip Chase, who is deemed to be a beneficial owner of 24.3% of our capital stock as of the Record Date, is a former member of our Board and served as a member of the board of directors of Adimab.

Assignment and License Agreement

In July 2020, we entered into an assignment and license agreement, or the Adimab Assignment Agreement, with Adimab pursuant to which Adimab assigned to us all coronavirus antibodies controlled by it and their derivatives, patents claiming such antibodies, know-how related to such antibodies, and biological and chemical materials specifically related to such antibodies, and also granted us a non-exclusive, sublicensable, worldwide, royalty-bearing license to certain of its platform technology to research, develop, make, use and sell coronavirus antibodies and products containing or comprising coronavirus antibodies. In connection with the transfer of the rights acquired and license received, we issued to Adimab 5,000,000 shares of our Series A preferred stock, then having a fair value of $40.0 million. Concurrently, Adimab relinquished to us 21,250,000 shares of our common stock, then having a fair value of $85,000. As of the Record Date, Adimab held approximately 24.3% of our outstanding capital stock.

Under the Adimab Assignment Agreement, we are obligated to pay Adimab quarterly for its services performed under the agreement at a specified full-time equivalent rate. We are obligated to pay Adimab up to $24.6 million upon the achievement of specified development and regulatory milestones for the first two products that comprise or contain coronavirus antibodies assigned to us, antibodies discovered or optimized under the Adimab Assignment Agreement, or any derivative of such antibody, or the Products. We are also obligated to pay Adimab royalties of a mid single-digit percentage based on annual aggregate worldwide net sales of any Products, subject to reductions for third-party licenses, biosimilar competition, compulsory licensing and a royalty floor.

In February 2021, we achieved the first specified milestone under the agreement upon dosing of the first patient in a Phase 1 clinical trial evaluating adintrevimab, which obligated us to make a $1.0 million payment to Adimab. We made the payment in March 2021. In April 2021, we achieved the second specified milestone under the agreement upon dosing of the first patient in a Phase 2 clinical trial evaluating adintrevimab for the prevention of COVID-19, which obligated us to make a $2.5 million payment to Adimab. We made the payment in June 2021. In August 2021, we achieved the third specified milestone under the agreement upon dosing of the first patient in a Phase 3 clinical trial evaluating adintrevimab for the prevention of COVID-19, which obligated us to make a $4.0 million payment to Adimab. We made the payment in September 2021.

During the fiscal year ended December 31, 2021, we paid Adimab $8.7 million in connection with services provided under the Adimab Assignment Agreement. As of December 31, 2021, $0.4 million was due to Adimab by us.

Collaboration Agreement

In May 2021, we entered into a collaboration agreement with Adimab, or the Adimab Collaboration Agreement, pursuant to which we and Adimab will collaborate on the discovery and optimization of proprietary antibodies as potential therapeutic product candidates. We were obligated to pay Adimab a quarterly fee of $1.3 million in exchange for Adimab and its affiliates agreeing not to assist in the discovery or optimization of or to direct certain third parties to discover or optimize antibodies that are intended to bind to coronaviruses or influenza viruses, which obligation may be cancelled at our option at any time.

For each agreed upon research program that is commenced, we are obligated to pay Adimab quarterly for its services performed during a given research program at a specified full-time equivalent rate; a discovery delivery fee of $0.2 million; and an optimization completion fee of $0.2 million. For each option exercised by us to commercialize a specific research program, we are obligated to pay Adimab an exercise fee of $1.0 million.

We are obligated to pay Adimab up to $18.0 million upon the achievement of specified development and regulatory milestones for each product under the agreement that achieves such milestones. We are also obligated to pay Adimab royalties of a mid single-digit percentage based on annual aggregate worldwide net sales of products, subject to reductions for third-party licenses.

In addition, we are obligated to pay Adimab for Adimab’s performance of certain validation work with respect to certain antigens acquired from a third party. In consideration for this work, we are obligated to pay Adimab royalties of a low single-digit percentage based on annual aggregate worldwide net sales of products that contain such antigens for the same royalty term as antibody-based products, but we are not obligated to make any milestone payments for such antigen products.

During the fiscal year ended December 31, 2021, we paid Adimab $2.6 million in connection with services provided under the Adimab Collaboration Agreement. As of December 31, 2021, $0.2 million was due to Adimab by us.

Investors’ Rights, Voting and Right of First Refusal Agreements

In connection with the sale of our preferred stock described above, we entered into an amended and restated investors’ rights agreement, an amended and restated voting agreement and an amended and restated right of first refusal and co-sale agreement containing registration rights, information rights, voting rights and rights of first refusal, among other things, with the holders of our preferred stock. These agreements terminated upon the closing of our initial public offering, except for the registration rights granted under our amended and restated investors’ rights agreement, which terminate with respect to each holder upon the earlier of such holder being able to sell such holder’s shares without limitation during a three-month period pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the fifth anniversary of the closing of our initial public offering. The registration rights provisions of this agreement provide those holders with demand, piggyback and Form S-3 registration rights with respect to the shares of common stock currently held by them. See “—Private Placements of Our Securities—Series C Preferred Stock Financing” above for information regarding the names of the related persons involved and the basis on which such persons are related persons.

INDEMNIFICATION

The Company provides indemnification for its directors, executive officers and key employees so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Bylaws, the Company is required to indemnify its directors, and is permitted to indemnify its executive officers, employees and other agents, to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Bylaws.

HOUSEHOLDING OF MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Adagio stockholders will be “householding” the Company’s materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate set of Annual Meeting materials, please notify your broker or the Company. Direct your written request to Adagio Therapeutics, Inc., Attention: Corporate Secretary, 1601 Trapelo Road, Suite 178, Waltham, Massachusetts 02451 or your oral request to 781-819-0080. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.

By Order of the Board of Directors,

Jill Andersen
Chief Legal Officer and Corporate Secretary

[_________], 2022

A copy of the Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2021 is available without charge upon written request to: Corporate Secretary, Adagio Therapeutics, Inc., 1601 Trapelo Road, Suite 178, Waltham, Massachusetts 02451.